Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2011 FINANCIAL RESULTS

ITASCA, IL, October 25, 2011—Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and nine-month period ended September 30, 2011. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 6.

“Our third quarter showed excellent progress. We are seeing organic growth in all of our operations. We are holding our margins; M&A activity is robust and we are growing our adjusted EBITDAC and adjusted diluted net earnings per share,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “Our combined Brokerage and Risk Management segments posted 22% growth in adjusted total revenues, 5.2% organic growth in commission, fee and supplemental commission revenues, 20% growth in adjusted EBITDAC and 13% growth in adjusted diluted net earnings per share.”

•

Our Brokerage segment had a great quarter. Adjusted total revenues were up 21%, organic commission, fee and supplemental commission revenues grew 2.6% and adjusted EBITDAC was up 17%. Also during the quarter, we completed eight acquisitions with annualized revenues of $24 million. Year-to-date, we have added $235 million of annualized revenues.

•

Our Risk Management segment had an outstanding quarter. Adjusted total revenues were up 25%, organic fees were up 12.9% and adjusted EBITDAC was up 35%. We will complete the integration of GAB Robins in early fourth quarter 2011.

“We continue to see some indications of market firming and so far our customers’ businesses seem to be weathering the recent economic uncertainty. Looking forward, our global team is pushing hard to deliver continued solid results for 2011, which should give us strong momentum going into 2012.”

The following provides non-GAAP information that management believes is helpful when comparing 2011 revenues, EBITDAC and diluted net earnings (loss) per share with the same quarter and nine-month period in 2010:

Quarter Ended September 30							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	3rd Q 11	3rd Q 10	Chg	3rd Q 11	3rd Q 10	Chg	3rd Q 11	3rd Q 10	Chg

	(in millions)			(in millions)
Brokerage, as adjusted	$421.1	$347.5	21%	$101.3	$86.6	17%	$0.41	$0.37	11%
Gains on book sales	0.8	3.8		0.8	3.8		—	0.02
Heath Lambert integration costs	—	—		(5.5)	—		(0.03)	—
Workforce & lease termination	—	—		(0.3)	(1.2)		—	(0.01)
Earnout related adjustments	—	—		(0.6)	—		0.03	0.04

Brokerage, as reported	421.9	351.3		95.7	89.2		0.41	0.42

Risk Management, as adjusted	139.0	111.4	25%	22.8	16.9	35%	0.10	0.08	25%
GAB Robins integration costs	—	—		(4.1)	—		(0.02)	—
Litigation settlement	—	—		—	(2.8)		—	(0.02)
Workforce & lease termination	—	—		(1.0)	(0.1)		(0.01)	—

Risk Management, as reported	139.0	111.4		17.7	14.0		0.07	0.06

Total Brokerage & Risk
Management, as reported	560.9	462.7		113.4	103.2		0.48	0.48
							—	—
Corporate, as reported	1.9	0.5		(7.0)	(5.3)		(0.07)	(0.04)

Total Company, as reported	$562.8	$463.2		$106.4	$97.9		$0.41	$0.44

Total Brokerage & Risk
Management, as adjusted	$560.1	$458.9	22%	$124.1	$103.5	20%	$0.51	$0.45	13%

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Nine Months Ended September 30							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	9 Mths 11	9 Mths 10	Chg	9 Mths 11	9 Mths 10	Chg	9 Mths 11	9 Mths 10	Chg

Continuing Operations	(in millions)			(in millions)
Brokerage, as adjusted	$1,138.7	$982.7	16%	$253.9	$221.0	15%	$0.97	$0.91	7%
Gains on book sales	4.4	5.3		4.4	5.3		0.02	0.03
Net supplemental commission timing (note 6)	—	14.7		—	14.7		—	0.08
Heath Lambert integration costs	—	—		(8.5)	—		(0.04)	—
Litigation settlement	—	—		—	(3.5)		—	(0.02)
Workforce & lease termination	—	—		(2.2)	(5.4)		(0.01)	(0.03)
Earnout related adjustments	—	—		(6.4)	—		0.03	0.03

Brokerage, as reported	1,143.1	1,002.7		241.2	232.1		0.97	1.00

Risk Management, as adjusted	403.1	333.3	21%	63.4	52.4	21%	0.28	0.25	12%
GAB Robins integration costs	—	—		(11.3)	—		(0.06)	—
Litigation settlement	—	—		—	(2.8)		—	(0.02)
Workforce & lease termination	—	—		(5.2)	(0.5)		(0.03)	—

Risk Management, as reported	403.1	333.3		46.9	49.1		0.19	0.23

Total Brokerage & Risk
Management, as reported	1,546.2	1,336.0		288.1	281.2		1.16	1.23
							—	—
Corporate, as reported	10.1	69.1		(22.0)	(12.0)		(0.23)	(0.11)

Total Continuing Operations, as reported	$1,556.3	$1,405.1		$266.1	$269.2		0.93	1.12

Discontinued Operations							—	0.02

Total Company, as reported							$0.93	$1.14

Total Brokerage & Risk
Management, as adjusted	$1,541.8	$1,316.0	17%	$317.3	$273.4	16%	$1.25	$1.16	8%

Brokerage Segment Third Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2011 organic revenues with the same periods in 2010 (in millions):

	3rd Q 11	3rd Q 10	9 Mths 11	9 Mths 10
Commissions and Fees
Commissions as reported	$308.0	$251.9	$829.7	$713.1
Fees as reported	86.8	74.8	227.7	198.2
Less commissions and fees from acquisitions	(61.9)	—	(124.9)	—
Less disposed of operations	—	(2.5)	—	(2.5)
Levelized foreign currency translation	—	1.4	—	5.3

Organic commissions and fees	$332.9	$325.6	$932.5	$914.1

Organic change in commissions and fees	2.2%		2.0%

Supplemental Commissions
Supplemental commissions as reported	$14.5	$10.2	$42.0	$48.7
Less supplemental commissions from acquisitions	(2.9)	—	(3.6)	—
Net supplemental commission timing (note 6)	—	—	—	(14.7)

Organic supplemental commissions	$11.6	$10.2	$38.4	$34.0

Organic change in supplemental commissions	13.7%		12.9%

Contingent Commissions
Contingent commissions as reported	$9.9	$9.5	$34.6	$33.7
Less contingent commissions from acquisitions	(0.4)	—	(3.3)	—

Organic contingent commissions	$9.5	$9.5	$31.3	$33.7

Organic change in contingent commissions	0.0%		-7.1%

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Brokerage Segment Third Quarter Highlights (continued)

•	The following is a summary of brokerage acquisition activity for 2011 and 2010:

	3rd Q 11	3rd Q 10	9 Mths 11	9 Mths 10
Shares issued for acquisitions and earnouts	424,000	679,000	2,392,000	2,211,000
Number of acquisitions closed	8	4	21	12
Annualized revenues acquired (in millions)	$23.5	$12.5	$234.8	$56.7

•	Adjusted third quarter compensation ratio shown on page 8 was 0.6 pts lower than the same period in 2010. The ratio was primarily impacted by the acquisition of Heath Lambert (see * in table below).

•

Adjusted third quarter operating expense ratio shown on page 8 was 1.5 pts higher than the same period in 2010. The ratio was primarily impacted by the acquisition of Heath Lambert (see * in table below).

•

Third quarter 2011 includes adjustments to earnouts comprised of (a) $6.6 million of income, reported in the change in estimated earnout payables line, relating to net downward adjustments for prior year acquisitions as a result of revised earnout projections, and (b) $0.6 million of compensation expense relating to an acquisition where the sellers reallocated a portion of the earnout to current employees. Pursuant to ASC Subtopic 805-10-55, the portion of the reallocation is reported as compensation expense.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same periods in 2010 (in millions):

	3rd Q 11	3rd Q 10	9 Mths 11	9 Mths 10
Total EBITDAC—see pages 8 and 10 for computation	$95.7	$89.2	$241.2	$232.1
Gains from books of business sales	(0.8)	(3.8)	(4.4)	(5.3)
Net supplemental commission timing (note 6)	—	—	—	(14.7)
Heath Lambert integration costs	5.5	—	8.5	—
Earnout related compensation charge	0.6	—	6.4	—
Workforce related charges	0.3	1.2	2.2	4.8
Lease termination related charges	—	—	—	0.6
Litigation settlement	—	—	—	3.5

Adjusted EBITDAC	$101.3	$86.6	$253.9	$221.0

Adjusted EBITDAC change	17.0%		14.9%

Adjusted EBITDAC margin	24.1%	24.9%	22.3%	22.5%

Adjusted EBITDAC margin excluding Heath Lambert *	24.9%	24.9%	22.7%	22.5%

*	As expected, until the integration process is completed in 2013, the Heath Lambert operations will reduce the overall Brokerage Segment adjusted EBITDAC margins. Heath Lambert’s current operating structure tends to produce lower compensation expense ratios and higher operating expense ratios in comparison to Gallagher’s other non-Health Lambert related brokerage operations.

Risk Management Segment Third Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 organic fee revenues with the same periods in 2010 (in millions):

	3rd Q 11	3rd Q 10	9 Mths 11	9 Mths 10
Domestic and international fees	$129.5	$108.0	$378.5	$322.0
International performance bonus fees	3.0	2.5	9.1	9.5
Adjusting fees related to international natural disasters	5.8	0.4	13.5	0.4

Fees as reported	138.3	110.9	401.1	331.9
Less fees from acquisitions	(10.9)	—	(34.1)	—
Levelized foreign currency translation	—	1.9	—	7.2

Organic fees	$127.4	$112.8	$367.0	$339.1

Organic change in fees	12.9%		8.2%

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Risk Management Segment Third Quarter Highlights (continued)

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Adjusted third quarter compensation ratio shown on page 8 was 1.2 pts lower than the same period in 2010. The GAB Robins acquisition had the impact of decreasing the adjusted compensation ratio by 0.9 pts. This was primarily due to certain services provided by GAB Robins that require related revenues and operating expenses to be reflected on a gross rather than net basis in the statement of earnings.

•

Adjusted third quarter operating expense ratio shown on page 8 was equal to the same period in 2010. The GAB Robins acquisition had the impact of increasing the adjusted operating ratio by 0.4 pts. This was primarily due to certain services provided by GAB Robins that require related revenues and operating expenses to be reflected on a gross rather than net basis in the statement of earnings. The adjusted operating expense ratio was also impacted by decreased rent expense of 0.4 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same periods in 2010 (in millions):

	3rd Q 11	3rd Q 10	9 Mths 11	9 Mths 10
Total EBITDAC—see pages 8 and 10 for computation	$17.7	$14.0	$46.9	$49.1
Workforce related charges	1.0	0.2	5.0	0.4
Litigation settlement	—	2.8	—	2.8
Lease termination related charges	—	(0.1)	0.2	0.1
GAB Robins integration costs	4.1	—	11.3	—
Levelized foreign currency translation	—	0.1	—	1.4

Adjusted EBITDAC	$22.8	$17.0	$63.4	$53.8

Adjusted EBITDAC change	34.1%		17.8%

Adjusted EBITDAC margin	16.4%	15.3%	15.7%	16.1%

Corporate Segment Third Quarter Highlights

The following provides non-GAAP information that management believes is helpful when comparing 2011 operating results for the Corporate Segment with the same periods in 2010 (in millions):

	2011			2010
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
3rd Quarter
Interest and banking costs	$(11.1)	$4.4	$(6.7)	$(9.3)	$3.7	$(5.6)
Clean-energy investments	(2.9)	4.7	1.8	(2.4)	5.1	2.7
Acquisition costs	(1.2)	0.5	(0.7)	(0.6)	0.2	(0.4)
Corporate	(2.3)	(0.2)	(2.5)	(1.7)	0.6	(1.1)

	$(17.5)	$9.4	$(8.1)	$(14.0)	$9.6	$(4.4)

Nine Months
Interest and banking costs	$(32.7)	$13.0	$(19.7)	$(27.0)	$10.8	$(16.2)
Clean-energy investments	(10.1)	11.5	1.4	(4.6)	13.8	9.2
Acquisition costs	(3.9)	1.0	(2.9)	(2.7)	1.0	(1.7)
Corporate	(6.1)	1.5	(4.6)	(3.9)	1.1	(2.8)

	$(52.8)	$27.0	$(25.8)	$(38.2)	$26.7	$(11.5)

•

Debt, interest and banking—Gallagher has $675.0 million of long-term borrowings outstanding under three private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were no borrowings outstanding under Gallagher’s line of credit facility at September 30, 2011.

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Corporate Segment Third Quarter Highlights (continued)

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Clean-energy investments—Gallagher holds minority investments in six commercial clean-coal operations (consisting of 12 plants) with a $9.2 million carrying value at September 30, 2011. Collectively, these six operations could generate for Gallagher approximately $4.5 million of net after-tax earnings per quarter through 2019.

Gallagher is also investing approximately $12.0 million, on a net basis, in four additional commercial clean-coal operations (consisting of 6 plants), which have signed long-term agreements with utilities to purchase the refined coal produced by those operations. Gallagher plans to retain a minority investment in each operation. Beginning in early 2012, these four operations collectively could generate for Gallagher approximately $7.0 million to $8.0 million of net after-tax earnings per quarter through 2021.

In addition, Gallagher is also investing approximately $18.0 million, on a net basis, to build 10 additional commercial clean-coal plants before year-end, and is negotiating with co-investors to purchase portions of the plants, and with utility customers to purchase, under long-term contracts, refined coal produced by these plants. It is too early at this time to predict when these negotiations will be complete and what the ultimate earnings potential could be from these plants.

•	Acquisition costs—Consists of professional fees and other due diligence costs related to acquisitions.

•	Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for third quarter was 34.2% in 2011 and 34.4% in 2010. The third quarter 2011 and 2010 effective tax rates are lower than the statutory rate due to tax credits generated during 2011 and 2010.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, October 26, 2011 at 9:15 a.m. ET/8:15 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 16 countries and offers client-service capabilities in more than 100 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean-energy operations, our corporate income tax rate, the integration of the Heath Lambert and GAB Robins acquisitions, the future revenue and earnings impact of such acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•

Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact Gallagher’s integration of the Heath Lambert and GAB Robins acquisitions, future revenue and earnings impact of such acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole and,

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Uncertainties related to Gallagher’s IRC Section 45 investments, including uncertainties related to (i) receipt and maintenance of long-term permits to operate the facilities by Gallagher’s utility partners, (ii) Gallagher’s ability to find operating sites and co-investors for its non-operating clean-coal investments, (iii) potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45, (iv) utilities’ future use of coal to generate electricity, (v) operational risks at the IRC Section 45 operations (including Gallagher’s lack of control over such operations), (vi) business risks relating to Gallagher’s co-investors and partners, (vii) intellectual property risks, and (viii) environmental risks, could impact Gallagher’s future income and tax credits generated from its clean-coal investments and its future corporate tax rate.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, organic change in commission, fee and supplemental commission revenues, adjusted revenues, expenses and net earnings, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in the press release in order to conform them to the current year presentation.

Adjusted presentation—Gallagher believes that the adjusted presentation of 2011 and 2010 statements of earnings, presented on the following pages, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that will assist such persons in analyzing Gallagher operating results as they develop a future earnings outlook for Gallagher. The after tax amounts related to the adjustments were computed using the effective tax rate for each respective period.

•

Adjusted revenues, expenses and net earnings—Gallagher defines these measures as revenues, expenses and earnings from continuing operations, respectively, each adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and adjustments to the change in estimated acquisition earnout payables, as applicable. Acquisition related integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition on to our IT related systems.

•	Adjusted ratios—Compensation expense ratio and operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

•

Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and the period-over-period impact of foreign currency translation.

•

Adjusted EBITDAC margin—Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

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Information Regarding Non-GAAP Measures (continued)

•

Adjusted EBITDAC margin excluding Heath Lambert—Gallagher defines this measure as Adjusted EBITDAC further adjusted to exclude the EBITDAC associated with the acquired Heath Lambert operations divided by total revenues, as adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts and the revenues associated with the acquired Heath Lambert operations.

•

Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments—Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs litigation settlements and the change in estimated acquisition earnout payables divided by diluted weighted average shares outstanding.

Organic Revenues—Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2011 foreign exchange rates to the same periods in 2010.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2011 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures for adjusted revenues, expenses and net earnings, EBITDAC (on pages 8 through 11), for Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments), for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on pages 1 and 2), and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 3rd Qtr Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	3rd Qtr Ended September 30, 2011			3rd Qtr Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Brokerage Segment
Commissions	$308.0	$—	$308.0	$251.9	$—	$251.9
Fees	86.8	—	86.8	74.8	—	74.8
Supplemental commissions (6)	14.5	—	14.5	10.2	—	10.2
Contingent commissions	9.9	—	9.9	9.5	—	9.5
Investment income and gains realized on books of business sales	2.7	(0.8)	1.9	4.9	(3.8)	1.1

Revenues	421.9	(0.8)	421.1	351.3	(3.8)	347.5

Compensation	248.5	(4.2)	244.3	205.0	(1.2)	203.8
Operating	77.7	(2.2)	75.5	57.1	—	57.1
Depreciation	5.6	—	5.6	5.1	—	5.1
Amortization	19.4	—	19.4	14.4	—	14.4
Change in estimated acquisition earnout payables	(4.3)	6.6	2.3	(3.9)	5.6	1.7

Expenses	346.9	0.2	347.1	277.7	4.4	282.1

Earnings from continuing operations before income taxes	75.0	(1.0)	74.0	73.6	(8.2)	65.4
Provision for income taxes	28.5	(0.4)	28.1	29.4	(3.3)	26.1

Earnings from continuing operations	$46.5	$(0.6)	$45.9	$44.2	$(4.9)	$39.3

Diluted earnings from continuing operations per share	$0.41	$—	$0.41	$0.42	$(0.05)	$0.37
Growth in diluted earnings from continuing operations per share	-2%		11%	17%		-5%
Growth - revenues	20%		21%	8%		5%
Organic change in commissions and fees (1)	2%		2%	0%		0%
Compensation expense ratio (4)	59%		58%	58%		59%
Operating expense ratio (5)	18%		18%	16%		16%
Effective tax rate	38%		38%	40%		40%
Workforce at end of period (includes acquisitions)	7,762		7,762	6,068		6,068
EBITDAC (2)
Earnings from continuing operations	$46.5	$(0.6)	$45.9	$44.2	$(4.9)	$39.3
Provision for income taxes	28.5	(0.4)	28.1	29.4	(3.3)	26.1
Depreciation	5.6	—	5.6	5.1	—	5.1
Amortization	19.4	—	19.4	14.4	—	14.4
Change in estimated acquisition earnout payables	(4.3)	6.6	2.3	(3.9)	5.6	1.7

EBITDAC	$95.7	$5.6	$101.3	$89.2	$(2.6)	$86.6

EBITDAC margin (3)	23%		24%	25%		25%
EBITDAC Growth	7%		17%	10%		0%

	3rd Qtr Ended September 30, 2011			3rd Qtr Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Risk Management Segment
Fees	$138.3	$—	$138.3	$110.9	$—	$110.9
Investment income	0.7	—	0.7	0.5	—	0.5

Revenues	139.0	—	139.0	111.4	—	111.4

Compensation	88.3	(4.0)	84.3	72.5	(3.6)	68.9
Operating	33.0	(1.1)	31.9	24.9	0.7	25.6
Depreciation	3.6	—	3.6	3.1	—	3.1
Amortization	0.6	—	0.6	0.1	—	0.1

Expenses	125.5	(5.1)	120.4	100.6	(2.9)	97.7

Earnings from continuing operations before income taxes	13.5	5.1	18.6	10.8	2.9	13.7
Provision for income taxes	5.2	2.0	7.2	4.4	1.2	5.6

Earnings from continuing operations	$8.3	$3.1	$11.4	$6.4	$1.7	$8.1

Diluted earnings from continuing operations per share	$0.07	$0.03	$0.10	$0.06	$0.02	$0.08
Growth in diluted earnings from continuing operations per share	17%		25%	-33%		-11%
Growth (decline) - revenues	25%		25%	-2%		-2%
Organic change in fees	13%		13%	-3%		-3%
Compensation expense ratio (4)	64%		61%	65%		62%
Operating expense ratio (5)	24%		23%	22%		23%
Effective tax rate	39%		39%	41%		41%
Workforce at end of period (includes acquisitions)	4,318		4,318	3,660		3,660
EBITDAC (2)
Earnings from continuing operations	$8.3	$3.1	$11.4	$6.4	$1.7	$8.1
Provision for income taxes	5.2	2.0	7.2	4.4	1.2	5.6
Depreciation	3.6	—	3.6	3.1	—	3.1
Amortization	0.6	—	0.6	0.1	—	0.1

EBITDAC	$17.7	$5.1	$22.8	$14.0	$2.9	$16.9

EBITDAC margin (3)	13%		16%	13%		15%
EBITDAC Growth	26%		35%	-20%		-3%

See notes to third quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(8 of 13)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 3rd Qtr Ended September 30,

(Unaudited - in millions except share and per share data)

	3rd Qtr Ended September 30, 2011			3rd Qtr Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Corporate Segment
Revenues from consolidated clean coal facilities	$0.7	$—	$0.7	$—	$—	$—
Royalty income from clean coal licenses	1.2	—	1.2	0.8	—	0.8
Income from unconsolidated clean coal facilities	—	—	—	0.2	—	0.2
Other net revenues	—	—	—	(0.5)	—	(0.5)

Revenues	1.9	—	1.9	0.5	—	0.5

Cost of revenues from consolidated clean coal facilities	0.7	—	0.7	—	—	—
Compensation	5.0	—	5.0	3.0	—	3.0
Operating	3.2	—	3.2	2.8	—	2.8
Interest	10.3	—	10.3	8.6	—	8.6
Depreciation	0.2	—	0.2	0.1	—	0.1

Expenses	19.4	—	19.4	14.5	—	14.5

Loss from continuing operations before income taxes	(17.5)	—	(17.5)	(14.0)	—	(14.0)
Benefit for income taxes	(9.4)	—	(9.4)	(9.6)	—	(9.6)

Loss from continuing operations	$(8.1)	$—	$(8.1)	$(4.4)	$—	$(4.4)

Diluted loss from continuing operations per share	$(0.07)	$—	$(0.07)	$(0.04)	$—	$(0.04)
EBITDAC (2)
Loss from continuing operations	$(8.1)	$—	$(8.1)	$(4.4)	$—	$(4.4)
Benefit for income taxes	(9.4)	—	(9.4)	(9.6)	—	(9.6)
Interest	10.3	—	10.3	8.6	—	8.6
Depreciation	0.2	—	0.2	0.1	—	0.1

EBITDAC	$(7.0)	$—	$(7.0)	$(5.3)	$—	$(5.3)

	3rd Qtr Ended September 30, 2011			3rd Qtr Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total Company
Commissions	$308.0	$—	$308.0	$251.9	$—	$251.9
Fees	225.1	—	225.1	185.7	—	185.7
Supplemental commissions (6)	14.5	—	14.5	10.2	—	10.2
Contingent commissions (6)	9.9	—	9.9	9.5	—	9.5
Investment income and gains realized on books of business sales	3.4	(0.8)	2.6	5.4	(3.8)	1.6
Revenues from clean coal activities	1.9	—	1.9	1.0	—	1.0
Other net revenues - Corporate	—	—	—	(0.5)	—	(0.5)

Revenues	562.8	(0.8)	562.0	463.2	(3.8)	459.4

Compensation	341.8	(8.2)	333.6	280.5	(4.8)	275.7
Operating	113.9	(3.3)	110.6	84.8	0.7	85.5
Cost of revenues from clean coal activities	0.7	—	0.7	—	—	—
Interest	10.3	—	10.3	8.6	—	8.6
Depreciation	9.4	—	9.4	8.3	—	8.3
Amortization	20.0	—	20.0	14.5	—	14.5
Change in estimated acquisition earnout payables	(4.3)	6.6	2.3	(3.9)	5.6	1.7

Expenses	491.8	(4.9)	486.9	392.8	1.5	394.3

Earnings from continuing operations before income taxes	71.0	4.1	75.1	70.4	(5.3)	65.1
Provision for income taxes	24.3	1.6	25.9	24.2	(2.1)	22.1

Earnings from continuing operations	46.7	2.5	49.2	46.2	(3.2)	43.0

Earnings (loss) on discontinued operations, net of income taxes	—	—	—	—	—	—

Net earnings	$46.7	$2.5	$49.2	$46.2	$(3.2)	$43.0

Diluted earnings from continuing operations per share	$0.41	$0.02	$0.43	$0.44	$(0.03)	$0.41
Diluted earnings (loss) on discontinued operations per share	—	—	—	—	—	—

Diluted net earnings per share	$0.41	$0.02	$0.43	$0.44	$(0.03)	$0.41

Dividends declared per share	$0.33		$0.33	$0.32		$0.32

EBITDAC (2)
Net earnings	$46.7	$2.5	$49.2	$46.2	$(3.2)	$43.0
Earnings (loss) on discontinued operations, net of income taxes	—	—	—	—	—	—

Earnings from continuing operations	46.7	2.5	49.2	46.2	(3.2)	43.0
Provision for income taxes	24.3	1.6	25.9	24.2	(2.1)	22.1
Interest	10.3	—	10.3	8.6	—	8.6
Depreciation	9.4	—	9.4	8.3	—	8.3
Amortization	20.0	—	20.0	14.5	—	14.5
Change in estimated acquisition earnout payables	(4.3)	6.6	2.3	(3.9)	5.6	1.7

EBITDAC	$106.4	$10.7	$117.1	$97.9	$0.3	$98.2

See notes to third quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(9 of 13)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 9 Months Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	9 Months Ended September 30, 2011			9 Months Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Brokerage Segment
Commissions	$829.7	$—	$829.7	$713.1	$—	$713.1
Fees	227.7	—	227.7	198.2	—	198.2
Supplemental commissions (6)	42.0	—	42.0	48.7	(14.7)	34.0
Contingent commissions	34.6	—	34.6	33.7	—	33.7
Investment income and gains realized on books of business sales	9.1	(4.4)	4.7	9.0	(5.3)	3.7

Revenues	1,143.1	(4.4)	1,138.7	1,002.7	(20.0)	982.7

Compensation	697.7	(13.1)	684.6	603.2	(4.8)	598.4
Operating	204.2	(4.0)	200.2	167.4	(4.1)	163.3
Depreciation	15.7	—	15.7	14.6	—	14.6
Amortization	52.9	—	52.9	44.6	(2.3)	42.3
Change in estimated acquisition earnout payables	(6.0)	12.2	6.2	(2.9)	7.6	4.7

Expenses	964.5	(4.9)	959.6	826.9	(3.6)	823.3

Earnings from continuing operations before income taxes	178.6	0.5	179.1	175.8	(16.4)	159.4
Provision for income taxes	70.3	0.2	70.5	70.7	(6.6)	64.1

Earnings from continuing operations	$108.3	$0.3	$108.6	$105.1	$(9.8)	$95.3

Diluted earnings from continuing operations per share	$0.97	$—	$0.97	$1.00	$(0.09)	$0.91
Growth in diluted earnings from continuing operations per share	-3%		7%	-3%		-7%
Growth - revenues	14%		16%	5%		4%
Organic change in commissions and fees (1)	2%		2%	-3%		-3%
Compensation expense ratio (4)	61%		60%	60%		61%
Operating expense ratio (5)	18%		18%	17%		17%
Effective tax rate	39%		39%	40%		40%
Workforce at end of period (includes acquisitions)	7,762		7,762	6,068		6,068
EBITDAC (2)
Earnings from continuing operations	$108.3	$0.3	$108.6	$105.1	$(9.8)	$95.3
Provision for income taxes	70.3	0.2	70.5	70.7	(6.6)	64.1
Depreciation	15.7	—	15.7	14.6	—	14.6
Amortization	52.9	—	52.9	44.6	(2.3)	42.3
Change in estimated acquisition earnout payables	(6.0)	12.2	6.2	(2.9)	7.6	4.7

EBITDAC	$241.2	$12.7	$253.9	$232.1	$(11.1)	$221.0

EBITDAC margin (3)	21%		22%	23%		22%
EBITDAC Growth	4%		15%	9%		1%

	9 Months Ended September 30, 2011			9 Months Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Risk Management Segment
Fees	$401.1	$—	$401.1	$331.9	$—	$331.9
Investment income	2.0	—	2.0	1.4	—	1.4

Revenues	403.1	—	403.1	333.3	—	333.3

Compensation	255.2	(11.9)	243.3	206.9	(3.8)	203.1
Operating	101.0	(4.6)	96.4	77.3	0.5	77.8
Depreciation	10.5	—	10.5	9.1	—	9.1
Amortization	1.8	—	1.8	0.4	—	0.4

Expenses	368.5	(16.5)	352.0	293.7	(3.3)	290.4

Earnings from continuing operations before income taxes	34.6	16.5	51.1	39.6	3.3	42.9
Provision for income taxes	13.5	6.5	20.0	15.9	1.4	17.3

Earnings from continuing operations	$21.1	$10.0	$31.1	$23.7	$1.9	$25.6

Diluted earnings from continuing operations per share	$0.19	$0.09	$0.28	$0.23	$0.02	$0.25
Growth in diluted earnings from continuing operations per share	-17%		12%	-9%		-6%
Growth (decline) - revenues	21%		21%	-2%		-2%
Organic change in fees	8%		8%	-4%		-4%
Compensation expense ratio (4)	63%		60%	62%		61%
Operating expense ratio (5)	25%		24%	23%		23%
Effective tax rate	39%		39%	40%		40%
Workforce at end of period (includes acquisitions)	4,318		4,318	3,660		3,660
EBITDAC (2)
Earnings from continuing operations	$21.1	$10.0	$31.1	$23.7	$1.9	$25.6
Provision for income taxes	13.5	6.5	20.0	15.9	1.4	17.3
Depreciation	10.5	—	10.5	9.1	—	9.1
Amortization	1.8	—	1.8	0.4	—	0.4

EBITDAC	$46.9	$16.5	$63.4	$49.1	$3.3	$52.4

EBITDAC margin (3)	12%		16%	15%		16%
EBITDAC Growth	-4%		21%	-4%		0%

See notes to third quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(10 of 13)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2) - 9 Months Ended September 30,

(Unaudited - in millions except share and per share data)

	9 Months Ended September 30, 2011			9 Months Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Corporate Segment
Revenues from consolidated clean coal facilities	$10.6	$—	$10.6	$62.7	$—	$62.7
Royalty income from clean coal licenses	1.7	—	1.7	2.5	—	2.5
Income from unconsolidated clean coal facilities	(2.3)	—	(2.3)	0.9	—	0.9
Other net revenues	0.1	—	0.1	3.0	—	3.0

Revenues	10.1	—	10.1	69.1	—	69.1

Cost of revenues from consolidated clean coal facilities	12.4	—	12.4	64.0	—	64.0
Compensation	8.8	—	8.8	8.4	—	8.4
Operating	10.9	—	10.9	8.7	—	8.7
Interest	30.4	—	30.4	25.9	—	25.9
Depreciation	0.4	—	0.4	0.3	—	0.3

Expenses	62.9	—	62.9	107.3	—	107.3

Loss from continuing operations before income taxes	(52.8)	—	(52.8)	(38.2)	—	(38.2)
Benefit for income taxes	(27.0)	—	(27.0)	(26.7)	—	(26.7)

Loss from continuing operations	$(25.8)	$—	$(25.8)	$(11.5)	$—	$(11.5)

Diluted loss from continuing operations per share	$(0.23)	$—	$(0.23)	$(0.11)	$—	$(0.11)
EBITDAC (2)
Loss from continuing operations	$(25.8)	$—	$(25.8)	$(11.5)	$—	$(11.5)
Benefit for income taxes	(27.0)	—	(27.0)	(26.7)	—	(26.7)
Interest	30.4	—	30.4	25.9	—	25.9
Depreciation	0.4	—	0.4	0.3	—	0.3

EBITDAC	$(22.0)	$—	$(22.0)	$(12.0)	$—	$(12.0)

	9 Months Ended September 30, 2011			9 Months Ended September 30, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total Company
Commissions	$829.7	$—	$829.7	$713.1	$—	$713.1
Fees	628.8	—	628.8	530.1	—	530.1
Supplemental commissions (6)	42.0	—	42.0	48.7	(14.7)	34.0
Contingent commissions (6)	34.6	—	34.6	33.7	—	33.7
Investment income and gains realized on books of business sales	11.1	(4.4)	6.7	10.4	(5.3)	5.1
Revenues from clean coal activities	10.0	—	10.0	66.1	—	66.1
Other net revenues - Corporate	0.1	—	0.1	3.0	—	3.0

Revenues	1,556.3	(4.4)	1,551.9	1,405.1	(20.0)	1,385.1

Compensation	961.7	(25.0)	936.7	818.5	(8.6)	809.9
Operating	316.1	(8.6)	307.5	253.4	(3.6)	249.8
Cost of revenues from clean coal activities	12.4	—	12.4	64.0	—	64.0
Interest	30.4	—	30.4	25.9	—	25.9
Depreciation	26.6	—	26.6	24.0	—	24.0
Amortization	54.7	—	54.7	45.0	(2.3)	42.7
Change in estimated acquisition earnout payables	(6.0)	12.2	6.2	(2.9)	7.6	4.7

Expenses	1,395.9	(21.4)	1,374.5	1,227.9	(6.9)	1,221.0

Earnings from continuing operations before income taxes	160.4	17.0	177.4	177.2	(13.1)	164.1
Provision for income taxes	56.8	6.7	63.5	59.9	(5.2)	54.7

Earnings from continuing operations	103.6	10.3	113.9	117.3	(7.9)	109.4

Earnings on discontinued operations, net of income taxes	—	—	—	2.1	—	2.1

Net earnings	$103.6	$10.3	$113.9	$119.4	$(7.9)	$111.5

Diluted earnings from continuing operations per share	$0.93	$0.09	$1.02	$1.12	$(0.07)	$1.05
Diluted earnings on discontinued operations per share	—	—	—	0.02	—	0.02

Diluted net earnings per share	$0.93	$0.09	$1.02	$1.14	$(0.07)	$1.07

Dividends declared per share	$0.99		$0.99	$0.96		$0.96

EBITDAC (2)
Net earnings	$103.6	$10.3	$113.9	$119.4	$(7.9)	$111.5
Earnings on discontinued operations, net of income taxes	—	—	—	(2.1)	—	(2.1)

Earnings from continuing operations	103.6	10.3	113.9	117.3	(7.9)	109.4
Provision for income taxes	56.8	6.7	63.5	59.9	(5.2)	54.7
Interest	30.4	—	30.4	25.9	—	25.9
Depreciation	26.6	—	26.6	24.0	—	24.0
Amortization	54.7	—	54.7	45.0	(2.3)	42.7
Change in estimated acquisition earnout payables	(6.0)	12.2	6.2	(2.9)	7.6	4.7

EBITDAC	$266.1	$29.2	$295.3	$269.2	$(7.8)	$261.4

See notes to third quarter 2011 earnings release and non-GAAP financial measures on page 12 of 13.

(11 of 13)

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sep 30, 2011	Dec 31, 2010
Cash and cash equivalents	$241.4	$249.8
Restricted cash	718.4	599.7
Premiums and fees receivable	982.0	750.1
Other current assets	146.9	126.4

Total current assets	2,088.7	1,726.0
Fixed assets - net	90.5	75.8
Deferred income taxes	214.2	245.2
Other noncurrent assets	204.9	181.8
Goodwill - net	1,092.9	883.7
Amortizable intangible assets - net	556.0	483.5

Total assets	$4,247.2	$3,596.0

Premiums payable to insurance and reinsurance companies	$1,600.4	$1,250.3
Accrued compensation and other accrued liabilities	246.2	226.5
Unearned fees	64.3	60.5
Other current liabilities	32.7	40.0
Corporate related borrowings - current	—	—

Total current liabilities	1,943.6	1,577.3
Corporate related borrowings - noncurrent	675.0	550.0
Other noncurrent liabilities	409.3	362.0

Total liabilities	3,027.9	2,489.3

Stockholders’ equity:
Common stock - issued and outstanding	112.9	108.4
Capital in excess of par value	638.1	507.8
Retained earnings	480.4	488.3
Accumulated other comprehensive earnings (loss)	(12.1)	2.2

Total stockholders’ equity	1,219.3	1,106.7

Total liabilities and stockholders’ equity	$4,247.2	$3,596.0

	3rd Q Ended Sept 30, 2011	3rd Q Ended Sept 30, 2010	9 Mths Ended Sept 30, 2011	9 Mths Ended Sept 30, 2010
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	112,632	105,499	110,983	104,202
Diluted weighted average shares outstanding (000s)	113,120	105,736	111,728	104,384
Common shares repurchased (000s)	2	10	38	25
Common shares issued for acquisitions and earnouts (000s)	424	679	2,392	2,211
Number of acquisitions closed	8	4	21	12
Annualized revenues acquired (in millions)	$23.5	$12.5	$234.8	$56.7
Workforce at end of period (includes acquisitions)			12,324	9,967

Notes to Third Quarter 2011 Earnings Release

Non-GAAP Financial Measures (See “Information Regarding Non-GAAP Measures” on page 6 of 13 above)

(1)	Organic change in commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and supplemental commission revenues and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current period foreign exchange rates to the same periods in the prior year.
(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.
(3)	Represents EBITDAC divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.
(5)	Represents operating expenses divided by total revenues.
(6)	Reported supplemental commission revenues recognized in 2011, 2010 and 2009 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation should not occur again in 2011 and later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters.

(12 of 13)

Notes to Third Quarter 2011 Earnings Release (continued)

(6)	(Continued) The reported and adjusted supplemental commissions for 2011, 2010, 2009 and 2008 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2011
Reported supplemental commissions	$13.5	$14.0	$14.5		$42.0
Reported contingent commissions	16.8	7.9	9.9		34.6

Reported supplemental and contingent commissions	$30.3	$21.9	$24.4		$76.6

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

Contact: Marsha Akin

Director - Investor Relations

630-285-3501 or marsha_akin@ajg.com

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